Exhibit 99.1


        RARE Hospitality Announces First-Quarter Earnings from
           Continuing Operations of $0.46 Per Diluted Share

   Revises Fiscal 2007 Earnings Guidance to Range of $1.59 to $1.64
                           Per Diluted Share


    ATLANTA--(BUSINESS WIRE)--April 25, 2007--RARE Hospitality International, Inc. (NASDAQ: RARE) today announced financial results for the first quarter ended April 1, 2007. Total revenues for the quarter, a 13-week period, were $267,639,000 compared with $261,861,000 for the first quarter of fiscal 2006, a 14-week period. Net earnings from continuing operations for the first quarter of fiscal 2007 were $14,347,000, or $0.46 per diluted share, compared with $16,754,000, or $0.49 per diluted share, for the first quarter of fiscal 2006.

    Operating highlights for the Company's continuing operations follow.

    LongHorn Steakhouse - Revenues for LongHorn Steakhouse were $209,713,000 for the first quarter of fiscal 2007, a 13-week period, compared with $208,006,000 for the same quarter in fiscal 2006, a 14-week period. Revenues for the first quarter of fiscal 2007 reflected the 11.4% expansion in the number of LongHorn Steakhouse restaurants in operation to 274 at the end of the quarter from 246 at the end of the first quarter of fiscal 2006. Ten LongHorn restaurants opened during the latest quarter, and one restaurant closed upon the expiration of its lease. Revenue growth from these new restaurants partially offsets a reduction in same-store sales for the first quarter of fiscal 2007 of 1.0%. RARE expects to open a total of 32 to 34 LongHorn Steakhouses during fiscal 2007, with seven to eight restaurants scheduled to open during the second quarter.

    The Capital Grille - Capital Grille produced revenues of $56,058,000 for the first quarter of fiscal 2007, a 13-week period, an 8.6% increase over $51,642,000 for the first quarter of fiscal 2006, a 14-week period. A significant portion of this revenue growth was attributable to same-store sales growth of 5.0% for the first quarter, the concept's twentieth consecutive quarterly improvement. In addition, revenues reflected 27 Capital Grille restaurants in operation at the end of the first quarter of fiscal 2007, including one that opened during the quarter, compared with 24 at the end of the first quarter of fiscal 2006. The Company expects to open a total of four Capital Grilles during fiscal 2007, one of which is scheduled to open in the second quarter.

    Philip J. Hickey, Jr., Chairman and Chief Executive Officer of RARE, commented, "Our results for the first quarter, which were consistent with our earnings guidance for the period, reflected pressure on same-store sales in the casual dining sector. The de-leveraging effect of this top-line pressure impacted our profit margins for the quarter. This margin impact was partially offset by the significant increase in same-store sales at the Capital Grille, and we continue to be pleased with the concept's financial performance."

    Financial Guidance

    Second-Quarter Fiscal 2007 - Based primarily on the Company's results for the first quarter and second quarter to-date, RARE today established its guidance for net earnings from continuing operations per diluted share for the second quarter of fiscal 2007 in a range of $0.41 to $0.43, compared with $0.38 for the second quarter of fiscal 2006. The Company's guidance for the second quarter of fiscal 2007 is based on an assumed range of same-store sales growth of 0% to 2% for LongHorn Steakhouse and 3% to 4% for Capital Grille, as well as the restaurant opening plans discussed above.

    Fiscal 2007 - RARE also today revised its guidance for net earnings from continuing operations per diluted share for fiscal 2007, a 52-week year, to a range of $1.59 to $1.64 from the previous range of $1.62 to $1.68. The Company's guidance for fiscal 2007 is based on an assumed range of same-store sales growth for the remaining three quarters of 0% to 2% for LongHorn Steakhouse and 3% to 4% for Capital Grille. The Company's guidance is also based on planned openings of 36 to 38 total restaurants during the fiscal year.

    Of course, the statements contained in the preceding paragraphs are forward-looking statements, and the achievement of these targets is dependent not only on RARE's continued execution of its goals, but also on risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by these forward-looking statements.

    Share Repurchase Plan

    RARE today announced that its Board of Directors has authorized the repurchase of up to $55 million of the Company's outstanding common stock from time-to-time through May 1, 2009. This authorization replaces all prior authorizations, which expire May 1, 2007.

    Conference Call

    RARE Hospitality International will hold a conference call to discuss this release tomorrow, April 26, at 9:00 a.m. Eastern time. Participants will have the opportunity to listen to the conference call over the Internet by going to www.rarehospitality.com and clicking on Investor Relations or by going to www.investorcalendar.com. Participants are encouraged to go to the selected web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on July 25, 2007.

    Safe Harbor Provision

    Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions regarding financial and operating matters; the ability of the Company to consummate the sale of its Bugaboo Creek Steak House business as agreed in the definitive agreement; the Company's ability to identify and secure suitable locations for new restaurants on acceptable terms, open the anticipated number of new restaurants on time and within budget, achieve anticipated rates of same-store sales, hire and train additional restaurant personnel and integrate new restaurants into its operations; the continued implementation of the Company's business discipline over a large and growing restaurant base; increases in the cost of construction of new restaurants; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; unusual weather patterns or events; changes in customer dining patterns; the impact of any negative publicity or public attitudes related to the consumption of beef or other products sold by the Company; unforeseen increases in commodity pricing; disruption of established sources of product supply or distribution; competitive pressures from other national and regional restaurant chains; legislation adversely affecting the restaurant industry, including (without limitation) minimum wage and mandatory healthcare legislation; business conditions, such as inflation or a recession, or other negative effect on dining patterns, or some other negative effect on the economy, in general, including (without limitation) war, insurrection and/or terrorist attacks on United States soil; growth in the restaurant industry and the general economy; changes in monetary and fiscal policies, laws and regulations; and other risks identified from time to time in the Company's SEC reports, including the annual report on Form 10-K for fiscal 2006, quarterly reports on Form 10-Q and its current reports on Form 8-K, registration statements, press releases and other communications. Any forward-looking statement speaks only as of the date it was made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

    RARE Hospitality International, Inc. currently owns, operates and franchises 339 restaurants, including 280 LongHorn Steakhouse restaurants, 27 Capital Grille restaurants and 30 Bugaboo Creek Steak House restaurants.


                 RARE HOSPITALITY INTERNATIONAL, INC.
             Unaudited Consolidated Financial Highlights
                (In thousands, except per share data)

                                                     Fiscal Quarter
                                                   -------------------
                                                   13 Weeks  14 Weeks
                                                     Ended     Ended
                                                   --------- ---------
                                                   April 1,  April 2,
Statement of Operations Data:                        2007      2006
                                                   --------- ---------
Revenues:
  Restaurant sales:
     LongHorn Steakhouse                           $209,713  $208,006
     The Capital Grille                              56,058    51,642
     Specialty concepts                               1,741     2,080
                                                   --------- ---------
         Total restaurant sales                     267,512   261,728
     Franchise revenues                                 127       133
                                                   --------- ---------
         Total revenues                             267,639   261,861
                                                   --------- ---------
Costs and expenses:
  Cost of restaurant sales                           98,037    95,467
  Operating expenses - restaurants                  117,190   111,859
  Depreciation and amortization - restaurants        10,108     9,029
  Pre-opening expense                                 2,803     2,614
  General and administrative expenses                16,464    17,105
                                                   --------- ---------
         Total costs and expenses                   244,602   236,074
                                                   --------- ---------
     Operating income                                23,037    25,787
Interest expense, net                                 1,535       670
Minority interest                                        91        95
                                                   --------- ---------
  Earnings from continuing operations before
   income taxes                                      21,411    25,022
Income tax expense                                    7,064     8,268
                                                   --------- ---------
  Net earnings from continuing operations            14,347    16,754
Earnings (loss) from discontinued operations, net
 of tax                                                (508)      466
                                                   --------- ---------
         Net earnings                               $13,839   $17,220
                                                   ========= =========
Basic earnings per common share:
  Continuing operations                               $0.48     $0.50
                                                   ========= =========
  Net earnings                                        $0.46     $0.51
                                                   ========= =========
Diluted earnings per common share:
  Continuing operations                               $0.46     $0.49
                                                   ========= =========
  Net earnings                                        $0.45     $0.50
                                                   ========= =========
Weighted average common shares outstanding:
  Basic                                              30,103    33,482
                                                   ========= =========
  Diluted                                            31,086    34,486
                                                   ========= =========

                                                   April 1,  Dec. 31,
Balance Sheet Data:                                  2007      2006
                                                   --------- ---------
Cash and short-term investments                     $19,806   $37,379
Total assets                                        705,647   695,212
Long-term debt                                      125,000   125,000
Obligations under capital leases, net of current
 installments                                        49,033    41,290
Total shareholders' equity                          373,882   359,648


    CONTACT: RARE Hospitality International, Inc.
             W. Douglas Benn, Chief Financial Officer, 770-399-9595